Exhibit 99.1

Viasat Announces Third Quarter Fiscal Year 2020 Results

—

Third quarter fiscal year 2020 marked another quarter of strong performance: revenues totaled $588.2 million, net income and non-GAAP net income increased to $6.5 million and $24.7 million, respectively, and Adjusted EBITDA reached an all-time high of $122.3 million on a 13% year-over-year increase

—	Awards grew 29% to $577.4 million for the quarter, reflecting continued momentum across the Company’s government, U.S. fixed broadband and commercial aviation businesses

—

Both the Satellite Services and Government Systems segments posted impressive quarterly and year-to-date revenue gains, with Satellite Services reaching a quarterly revenue record of $211.7 million and Government Systems delivering $291.8 million, a year-over-year increase of 19% and 17%, respectively

CARLSBAD, Calif., February 6, 2020 – Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced financial results for the fiscal third quarter ended December 31, 2019.

“We achieved another quarter of solid revenue growth and margin improvement in our Q3 of fiscal year 2020,” said Mark Dankberg, Viasat chairman and CEO. “We’re building on a differentiated foundation of business fundamentals in our government systems and satellite services segments. New contract awards and backlog signal continued momentum, and build confidence in a strong finish to our fiscal year 2020 and on into fiscal year 2021. We believe our unique vertical technology and service delivery integration creates compelling long-term opportunities for global expansion. Growth drivers for our government business are in the early innings and are substantially enhanced by global coverage. Our diverse portfolio of fixed and mobile broadband satellite services gives us the flexibility and resilience to thrive in the distinct market environments of each region of the world. We see enormous demand for bandwidth. We’re confident in our strategic approach and are focused on executing the opportunities before us, and delivering the ViaSat-3 constellation into service.”

Financial Results

(In millions, except per share data)	Q3 FY20	Q3 FY19	Year-Over- Year Change	First 9 Months FY20	First 9 Months FY19	Year-Over- Year Change
Revenues	$588.2	$554.7	6%	$1,717.5	$1,511.0	14%
Net income (loss)[1]	$6.5	($10.4)	*	($1.8)	($70.1)	(97)%
Non-GAAP net income (loss)[1]	$24.7	$6.9	256%	$52.0	($19.5)	*
Adjusted EBITDA	$122.3	$108.7	13%	$337.3	$231.1	46%
Diluted per share net income (loss)[1]	$0.10	($0.17)	*	($0.03)	($1.17)	(97)%
Non-GAAP diluted per share net income (loss)[1]	$0.39	$0.12	225%	$0.83	($0.33)	*
Fully diluted weighted average shares[2]	62.9	60.2	5%	61.4	59.7	3%
New contract awards[3]	$577.4	$448.6	29%	$1,775.5	$1,756.9	1%
Sales backlog[4]	$1,923.7	$1,827.8	5%	$1,923.7	$1,827.8	5%

Segment Results

(In millions)	Q3 FY20	Q3 FY19	Year-Over- Year Change	First 9 Months FY20	First 9 Months FY19	Year-Over- Year Change
Satellite Services
New contract awards[3]	$210.7	$185.4	14%	$615.3	$503.6	22%
Revenues	$211.7	$177.7	19%	$614.2	$494.2	24%
Operating profit (loss)[5]	$3.6	($10.2)	*	$6.6	($65.0)	*
Adjusted EBITDA	$75.1	$56.7	33%	$212.9	$130.8	63%
Commercial Networks
New contract awards	$134.2	$107.4	25%	$295.3	$344.7	(14)%
Revenues	$84.7	$127.0	(33)%	$251.7	$336.6	(25)%
Operating loss[5]	($46.9)	($31.2)	50%	($143.6)	($117.4)	22%
Adjusted EBITDA	($30.6)	($17.0)	80%	($97.6)	($74.3)	31%
Government Systems
New contract awards	$232.5	$155.8	49%	$864.9	$908.6	(5)%
Revenues	$291.8	$250.1	17%	$851.5	$680.3	25%
Operating profit[5]	$59.1	$49.9	18%	$167.2	$119.7	40%
Adjusted EBITDA	$77.8	$69.0	13%	$222.0	$174.7	27%

[1]	Attributable to Viasat, Inc. common stockholders.
[2]

As the three months ended December 31, 2018 and nine months ended December 31, 2019 and 2018 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the nine months ended December 31, 2019 resulted in a non-GAAP net income, 62.8 million diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

[3]	Awards exclude future revenue under recurring consumer commitment arrangements.
[4]

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

[5]	Before corporate and amortization of acquired intangible assets.
*	Percentage not meaningful.

COMPANY HIGHLIGHTS

•	Viasat named to Glassdoor’s 2020 Best Places to Work for U.S. large employers

•

At the 2019 World Radiocommunication Conference, International Telecommunication Union Member States agreed to expand Ka-band spectrum availability for satellite broadband mobility services, enabling Viasat to expand its global mobility broadband offerings

•

Viasat, in cooperation with the Government Business Council, released the first-ever ‘State of Military Communications’ study which highlighted military technology improvement tactics to alleviate mission risks

•

Following the close of third quarter fiscal year 2020, Viasat announced the appointment of Dr. Theresa Wise, former chief information officer of Delta Air Lines and Northwest Airlines, to the Company’s Board of Directors

SATELLITE SERVICES

—  Q3 Fiscal Year 2020 Financials

•	Revenues reached a new high of $211.7 million, a 19% increase year-over-year and a 3% increase sequentially, marking the eighth sequential quarter of revenue gains

•	New contract awards increased 14% year-over-year to $210.7 million

•

Segment operating income was $3.6 million, compared to a $10.2 million operating loss in the prior year period, while Adjusted EBITDA increased by 33% year-over-year to $75.1 million as fixed and mobile broadband revenues continued to scale on the ViaSat-2 satellite system. Excluding the $4.0 million ViaSat-2 insurance gain in the same period last year, segment Adjusted EBITDA increased 43%

—  Business Highlights

•

U.S. fixed broadband subscriber average revenue per user (ARPU) reached a record $89.71, an increase of 15% year-over-year on approximately flat subscriber growth, as new subscribers continued to embrace Viasat’s premium broadband service plans

•

In Mexico, Viasat continued to diversify its broadband service offerings and launched residential service; while consumer engagement on Community Wi-Fi internet hotspots grew on a sequential quarter basis

•	In Brazil, Viasat’s participation in the Governo Eletrônico - Serviço de Atendimento ao Cidadão (GESAC) initiative continued to ramp, with over 1,500 new sites deployed in the quarter

•

In Business Aviation, Viasat’s next-generation Ka-band In-Flight Connectivity (IFC) system was approved for Gulfstream G280 aircraft and received Type Certification for Embraer Praetor 600 aircraft; Viasat’s dual-band business aviation IFC system also received Supplemental Type Certificate for the Bombardier Global 5000/6000/GEX family

•	In Commercial Aviation, IFC service was active on 1,379 commercial aircraft – up 23% year-over-year with a gross annual passenger opportunity reaching over 250 million people

•

As reported during Viasat’s prior earnings call, in early third quarter of fiscal year 2020, Viasat was selected by Brazil’s Azul Airlines to install IFC equipment/service on more than 100 combined Airbus A320neo and Embraer E195-E2 aircraft; additionally EL AL Israel Airlines committed to go full fleet with Viasat, adding Viasat’s latest equipment to its new Boeing 777 widebody and remaining Boeing 737 narrowbody fleet

•	Following the close of third quarter fiscal year 2020, Viasat:

•

Expects to install its IFC equipment on over 690 additional commercial aircraft under existing contracts, with rising momentum seen in international aviation markets as passengers increasingly value an ‘at home’ internet experience while in-flight

•

Announced expansion of its third-party platform engagement program, with the addition of fuboTV, one of the first live TV and sports streaming services to expand distribution to the U.S. aviation market

—  Fiscal Year-to-Date Summary

•

Fiscal year-to-date, Satellite Services segment reached record revenue levels with operating profit and Adjusted EBITDA performance increases compared to the same period last year reflecting year-over-year impacts similar to those seen in the third quarter of fiscal year 2020

COMMERCIAL NETWORKS

—  Q3 Fiscal Year 2020 Financials

•

Revenues were $84.7 million, a 33% decrease year-over-year, reflecting the year-ago period’s accelerated IFC equipment installations for American Airlines; on a sequential quarter basis IFC terminal deliveries were up despite the continued grounding of the Boeing 737 MAX aircraft

•	New contract awards were at $134.2 million, a 25% year-over-year increase

•

Segment operating loss was 50% higher and Adjusted EBITDA was 80% lower compared to the same period last year due to expected reductions in IFC terminal deliveries and higher research and development costs associated with the ViaSat-3 space and ground segments

—  Business Highlights

•

Continued progress made on the ViaSat-3 program with multiple project milestones being achieved including critical unit deliveries; integration and test activities on both the ViaSat-3 (Americas) and ViaSat-3 (Europe, Middle East, Africa) satellites; and successful completion of the Preliminary Design Review (PDR) for the third ViaSat-3 (Asia Pacific) satellite

•	Began deployment of the U.S. and European ground networks for the first two ViaSat-3 satellites and initiated siting work for the Asia-Pacific ground network

•	Completed successful over-the-air test antenna switching on Viasat’s second-generation hybrid Ku-/Ka-band aviation antenna, highlighting antenna readiness for global aviation opportunities

—  Fiscal Year-to-Date Summary

•	Fiscal year-to-date, Commercial Networks segment revenue was lower, operating loss was higher and

Adjusted EBITDA was lower compared to the same period last year, reflecting year-over-year impacts similar to those seen in the third quarter of fiscal year 2020

GOVERNMENT SYSTEMS

—  Q3 Fiscal Year 2020 Financials

•

Revenues were $291.8 million, an increase of 17% year-over-year led by expanding positions in the Company’s satellite communications (SATCOM), mobile networking solutions and tactical data links products

•	New contract awards were up 49% year-over-year to $232.5 million securing a positive book-to-bill ratio performance for the year-to-date period

•	Operating profit increased 18% year-over-year to $59.1 million while Adjusted EBITDA increased 13% to $77.8 million

—  Business Highlights

•	Fiscal year 2020 U.S. Appropriations legislation signed into law; created new opportunities for Viasat in IFC and cybersecurity, as additional government defense funds were released

•

Viasat’s Multi-Mission Terminal began the UK Skynet SATCOM assurance and certification process; allowing the UK Ministry of Defence to access secure, resilient, high-speed, multi-orbit, multi-frequency band and multi-network SATCOM architectures

•	Viasat expanded its presence in Australia and established two maintenance, test and integration facilities to enhance in-country sovereign defense capabilities

•

Viasat made third-party government terminal modification kits available, enabling U.S. Department of Defense and coalition forces to use existing SATCOM terminals to access high-capacity, secure and resilient networks, without needing to completely replace the entire set of terminal equipment

—  Fiscal Year-to-Date Summary

•

Fiscal year-to-date, Government Systems segment revenue, operating profit and Adjusted EBITDA performance for the segment were higher compared to the same period last year reflecting strong performance across the segment’s product lines, especially SATCOM, tactical data links products, information assurance and global mobility/intelligence surveillance and reconnaissance offerings.

Conference Call

Viasat will host a conference call to discuss the third quarter fiscal year 2020 results. Details follow:

DATE/TIME:	Thursday, February 6, 2020 at 5:00 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:

Available from 8:00 p.m. Eastern Time on Thursday, February 6 until 11:59 p.m. Eastern Time on Friday, February 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 9295872.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to opportunities, growth and outlook for the remainder of fiscal year 2020 and beyond; satellite construction and launch activities; the expected completion, performance, capacity, service, coverage, service speeds, availability and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; international expansion plans, including in Brazil and Mexico; the number of IFC systems expected to be installed under existing contracts with commercial airlines; and the impacts of new contracts entered into with, and the roll-out, ramp-up and uptake of products and services by, and services to be offered by, our airline partners and other customers. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 and ViaSat-3 class satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to realize the anticipated benefits of our acquisitions or strategic partnering arrangements; our ability to successfully develop, introduce and sell new technologies, products and services; the number of purchase orders that are submitted and accepted for the installation of IFC systems with respect to aircraft under contract; audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell products and services; orbital arc congestion affecting availability of Ka-band spectrum; the effect of changes in the way Ka-band spectrum is used by others; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Use of Non-GAAP Financial Information

To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to Viasat Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2020 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues:
Product revenues	$303,090	$301,865	$873,535	$800,429
Service revenues	285,134	252,829	843,982	710,608

Total revenues	588,224	554,694	1,717,517	1,511,037

Operating expenses:
Cost of product revenues	214,098	226,020	634,113	616,368
Cost of service revenues	190,132	176,686	564,675	523,348
Selling, general and administrative	136,005	114,566	388,528	340,328
Independent research and development	32,164	28,928	99,952	93,661
Amortization of acquired intangible assets	1,856	2,487	5,920	7,375

Income (loss) from operations	13,969	6,007	24,329	(70,043)
Interest expense, net	(9,097)	(14,865)	(28,473)	(40,198)

Income (loss) before income taxes	4,872	(8,858)	(4,144)	(110,241)
Benefit from (provision for) income taxes	3,911	(3,230)	8,731	35,679
Equity in income of unconsolidated affiliate, net	1,807	1,351	4,328	2,730

Net income (loss)	10,590	(10,737)	8,915	(71,832)
Less: net income (loss) attributable to noncontrolling interests, net of tax	4,114	(333)	10,713	(1,694)

Net income (loss) attributable to Viasat Inc.	$6,476	$(10,404)	$(1,798)	$(70,138)

Diluted net income (loss) per share attributable to Viasat Inc. common stockholders	$0.10	$(0.17)	$(0.03)	$(1.17)

Diluted common equivalent shares (2)	62,916	60,152	61,405	59,698

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended		Nine months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP net income (loss) attributable to Viasat Inc.	$6,476	$(10,404)	$(1,798)	$(70,138)
Amortization of acquired intangible assets	1,856	2,487	5,920	7,375
Stock-based compensation expense	21,908	20,155	64,236	58,658
Income tax effect (1)	(5,573)	(5,306)	(16,320)	(15,393)

Non-GAAP net income (loss) attributable to Viasat Inc.	$24,667	$6,932	$52,038	$(19,498)

Non-GAAP diluted net income (loss) per share attributable to Viasat Inc. common stockholders	$0.39	$0.12	$0.83	$(0.33)

Diluted common equivalent shares (2)	62,916	60,152	62,754	59,698

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(2)

As the three months ended December 31, 2018 and nine months ended December 31, 2019 and 2018 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the nine months ended December 31, 2019 resulted in a non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended		Nine months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP net income (loss) attributable to Viasat Inc.	$6,476	$(10,404)	$(1,798)	$(70,138)
(Benefit from) provision for income taxes	(3,911)	3,230	(8,731)	(35,679)
Interest expense, net	9,097	14,865	28,473	40,198
Depreciation and amortization	88,759	80,834	255,109	238,105
Stock-based compensation expense	21,908	20,155	64,236	58,658

Adjusted EBITDA	$122,329	$108,680	$337,289	$231,144

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended December 31, 2019				Three months ended December 31, 2018
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$3,600	$(46,917)	$59,142	$15,825	$(10,196)	$(31,219)	$49,909	$8,494
Depreciation (3)	55,003	6,725	11,078	72,806	51,060	5,663	9,849	66,572
Stock-based compensation expense	6,631	7,635	7,642	21,908	6,250	6,842	7,063	20,155
Other amortization	8,075	1,964	4,058	14,097	7,648	1,721	2,406	11,775
Equity in income of unconsolidated affiliate, net	1,807	—	—	1,807	1,351	—	—	1,351
Noncontrolling interests	—	—	(4,114)	(4,114)	562	—	(229)	333

Adjusted EBITDA	$75,116	$(30,593)	$77,806	$122,329	$56,675	$(16,993)	$68,998	$108,680

	Nine months ended December 31, 2019				Nine months ended December 31, 2018
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$6,648	$(143,559)	$167,160	$30,249	$(64,971)	$(117,424)	$119,727	$(62,668)
Depreciation (3)	158,701	18,070	31,179	207,950	151,893	16,658	27,011	195,562
Stock-based compensation expense	19,523	22,296	22,417	64,236	17,276	20,706	20,676	58,658
Other amortization	23,691	5,641	11,907	41,239	21,608	5,716	7,844	35,168
Equity in income of unconsolidated affiliate, net	4,328	—	—	4,328	2,730	—	—	2,730
Noncontrolling interests	—	—	(10,713)	(10,713)	2,269	—	(575)	1,694

Adjusted EBITDA	$212,891	$(97,552)	$221,950	$337,289	$130,805	$(74,344)	$174,683	$231,144

(3)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of
Assets	December 31, 2019	March 31, 2019
Current assets:
Cash and cash equivalents	$47,778	$261,701
Accounts receivable, net	316,439	300,307
Inventories	283,300	234,518
Prepaid expenses and other current assets	102,724	90,646

Total current assets	750,241	887,172

Property, equipment and satellites, net	2,513,013	2,125,290
Operating lease right-of-use assets (4)	312,509	—
Other acquired intangible assets, net	16,271	22,301
Goodwill	121,745	121,719
Other assets	799,905	758,805

Total assets	$4,513,684	$3,915,287

	As of	As of
Liabilities and Equity	December 31, 2019	March 31, 2019
Current liabilities:
Accounts payable	$152,386	$157,275
Accrued and other liabilities (4)	355,916	308,268
Current portion of long-term debt	30,101	19,937

Total current liabilities	538,403	485,480

Senior notes	1,284,913	1,282,898
Other long-term debt	257,778	110,005
Non-current operating lease liabilities (4)	289,159	—
Other liabilities	118,120	120,826

Total liabilities	2,488,373	1,999,209

Total Viasat Inc. stockholders’ equity	2,006,268	1,907,748
Noncontrolling interest in subsidiary	19,043	8,330

Total equity	2,025,311	1,916,078

Total liabilities and equity	$4,513,684	$3,915,287

(4)	The balances as of December 31, 2019 reflect the Company’s adoption of Accounting Standards Update 2016-02, Leases, commonly referred to as ASC 842.

# # #

Viasat, Inc. Contacts:

Chris Phillips, Corporate Communications and Public Relations, +1 760-476-2322, chris.phillips@viasat.com

June Harrison, Investor Relations, +1 760-476-2633, IR@viasat.com